Exhibit 10.5
AGREEMENT AND PLAN OF REORGANIZATION

This Agreement is made as of the 10th day of June 2009 by and among Team Nation Holdings Corporation, a Nevada corporation (hereinafter referred to as "TEMN”) CalCounties Title Nation, a California corporation (hereinafter referred to as "CALCOUNTIES"), and the holders of one hundred percent of the outstanding shares of common stock of CALCOUNTIES (hereinafter referred to individually by name or as the “CALCOUNTIES Shareholders” collectively).

This Agreement provides for the exchange of all of the outstanding common stock of CALCOUNTIES for such number of shares of common voting stock of TEMN as determined by a Fairness Opinion described herein and other valuable consideration, all for the purpose of and CALCOUNTIES being a wholly owned subsidiary of TEMN and TEMN carrying on the business of CALCOUNTIES as set forth herein.
AGREEMENT

Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE 1:  REPRESENTATIONS AND WARRANTIES OF TEMN

As an inducement to, and to obtain the reliance of CALCOUNTIES, TEMN represents and warrants as follows:

1.1.           Organization, Good Standing, Power, Etc.  TEMN (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada;  (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

1.2.           Capitalization.  The authorized capital stock of TEMN consists solely of 1,000,000,000 shares of Common Stock, $0.001 par value, (the "TEMN Common Stock"), of which, on the date hereof 47,066,944 shares are issued and outstanding and no shares are held in the treasury of TEMN.  At the Closing of this Agreement:

1.3           Options, Warrants, Rights, Etc.  By closing, TEMN will not have outstanding any options, warrants or other rights to purchase or convert any obligation into, any shares of the TEMN Common Stock, nor any instruments or obligations to confer or create such rights except the outstanding options held by the current directors of TEMN which on or before Closing will have been amended in the form attached hereto as Exhibit 1.3.

1.4.          Authorization of Agreement.  This Agreement has been or will be at Closing, duly and validly authorized, executed and delivered by TEMN.

ARTICLE 2: REPRESENTATIONS AND WARRANTIES
OF CALCOUNTIES AND CALCOUNTIES SHAREHOLDERS

As an inducement to, and to obtain the reliance of TEMN, CALCOUNTIES represent and warrant as follows:

2.1.           Organization, Good Standing, Power, Etc.    CALCOUNTIES (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

2.2.           Capitalization.    As of the date hereof the authorized capital stock of CALCOUNTIES will consist solely of Common Shares with a par value of $100.00 per share.  By Closing 2,880 shares of Common Stock will have been issued and outstanding and no shares are held in the treasury of CALCOUNTIES.  All of such issued and outstanding shares of CALCOUNTIES Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

2.3.          Authorization of Agreement.    This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by CALCOUNTIES.

2.4           Ownership and Authority to Transfer.       Each of the CALCOUNTIES Shares are the sole legal and beneficial owners of their shares and represent and warrant there are liens or third party interest in their CALCOUNTIES shares and the sale and transfer as set forth in this Agreement and Plan of Reorganization will not result in a default or breach of any contract of the CALCOUNTIES Shareholder.

2.5           Investment Representation by CALCOUNTIES Shareholders.    The CALCOUNTIES shareholders are acquiring shares of TEMN Common Stock issuable hereunder for their own account and agree not to distribute any shares issuable there under within the meaning of the Securities Act of 1933 (the 1933 Act), except as otherwise provided herein, unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for TEMN.  Each certificate for shares issued shall be stamped or otherwise imprinted with the following or a substantially similar legend:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws.  These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to TEMN that an exemption from such registration is available."

2.6          Accredited Investors/Investment Sophistication of CALCOUNTIES Shareholders. The CALCOUNTIES shareholders represent that they are Accredited Investors as defined by Regulation D and have sufficient investment sophistication and ability to take the financial risks associated with this transaction.

ARTICLE 3:  PLAN OF EXCHANGE AND CLOSING

3.1.          The Exchange. The issued and outstanding shares of common stock of CALCOUNTIES shall be exchanged as follows for the consideration set forth herein:

A).           At Closing, the CALCOUNTIES Shareholders shall deliver to TEMN, certificates representing all of the outstanding common stock of CALCOUNTIES properly endorsed for transfer thereto.

B).           At Closing, TEMN shall deliver to the CALCOUNTIES Shareholders, in proportion to their percentage ownership of CALCOUNTIES, such number of  shares of TEMN common stock as determined by the Fairness Opinion set forth in Section 4.1 below.

3.2.           Closing.  The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than sixty days from the date of approval of this Agreement and Plan of Reorganization by the California Division of Insurance (herein called the "Closing Date"), at the offices of CALCOUNTIES, or such other time and location as the parties may mutually agree.

3.3.           Closing Events.  At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE 4: SPECIAL COVENANTS

4.1           Fairness Opinon.     Prior to Closing, TEMN shall engage a qualified third party for the purposes of determining the reasonable fair value of CALCOUNTIES and equivalent  number of shares of the common stock of TEMN to be issued to the CALCOUNTIES SHAREHOLDERS under all relevant circumstances.

4.2           Conduct of Business.  Prior to Closing, TEMN and CALCOUNTIES shall each conduct their business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business.  Neither TEMN and CALCOUNTIES shall amend their Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business and with notice to the other party.

4.3           Covenant against Transfer or Pledge.     Prior to Closing, the CALCOUNTIES Shareholders shall not sell, transfer, pledge, hypothecate or create an interest in their CALCOUNTIES common stock except pursuant to laws of inheritance or probate.

ARTICLE 5:  CONDITIONS PRECEDENT TO
OBLIGATIONS OF PARTIES

5.1.          CALCOUNTIES and CALCOUNTIES SHAREHOLDERS’ Closing Conditions.  The obligations of CALCOUNTIES and CALCOUNTIES’S SHAREHOLDERS hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

A.           Approval of the California Division of Insurance.    The California Division of Insurance shall have approved this Agreement and Plan of Reorganization.

B.           Acquisition of First Southwestern Title Company of California.  TEMN or an affiliate thereof shall have closed an agreement for the acquisition of First Southwestern Title Company of California with the approval of the Department of Insurance of the State of California.

C.           Acquisition of a Title Insurance Underwriter.   TEMN or an affiliate thereof shall have closed an agreement for the acquisition of a California title insurance underwriter with the approval of the Department of Insurance of the State of California.

D.           Listing Qualifications.    TEMN shall have met or exceeded the qualifications for the listing of its common stock on the NASDAQ or American Stock Exchange markets.

E.           Representations and Warranties.   The representations and warranties of TEMN made pursuant to Article 1 above shall be true and accurate in all material respects as of the Closing Date.

5.2.           TEMN' Closing Conditions.   The obligations of TEMN hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

A.           Representations and Warranties.  The representations and warranties of CALCOUNTIES and the CALCOUNTIES SHAREHOLDERS made pursuant to Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

ARTICLE 6:  MISCELLANEOUS

6.1.           Expenses and Further Assurances.  The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement.  Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carryout the intent of this Agreement.

6.2.           Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

6.3.           Successors and Assigns.  All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

6.4.           Governing Law.  This Agreement is to be governed by and interpreted under the laws of the State of California, without giving effect to the principles of conflicts of laws thereof.  In addition, the parties agree to venue and jurisdiction in the State or Federal Courts of the State of California in and for the City of Irvine.

6.5.           Section and Other Headings.  The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

6.6.           Counterparts.  This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

6.7.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

6.8.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

6.9.           Confidentiality.  Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  The foregoing notwithstanding, TEMN shall be authorized to publicly announce the execution and closing of this Agreement, details thereof and a description of CALCOUNTIES and the business conducted thereby.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

TEAM NATION HOLDINGS CORPORATION

By:   /s/ Dennis R. Duffy                        ATTEST:   /s/ Janis Okerlund
Dennis R. Duffy,                                                                                                         Janis Okerlund, Secretary
Chief Executive Officer

CALCOUNTIES TITLE NATION

By:   /s/ Daniel J. Duffy                        ATTEST:   /s/ Janis Okerlund
Daniel J. Duffy                                                                                                          Janis Okerlund, Secretary

CALCOUNTIES SHAREHOLDERS

/s/ Dennis R. Duffy                                            /s/ Daniel J. Duffy
Dennis R. Duffy                                                                                                         Daniel J. Duffy

/s/ Janis Okerlund
Janis Okerlund